                                                                    Exhibit 4.11

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                         CITY OF WEIRTON, WEST VIRGINIA

                                       AND

                            WEIRTON STEEL CORPORATION







                                    AGREEMENT







                         Dated as of __________ __, 2002


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                  The interest of the City of Weirton, West Virginia, in this
Agreement (except for rights pursuant to, and amounts payable under, Sections 4.2(b), 6.2 and 7.4 hereof) has been assigned pursuant to the Indenture of Trust, dated as of the date hereof, from the City of Weirton, West Virginia, to J.P. Morgan Trust Company, National Association, as the Trustee, and is subject to the security interest of J.P. Morgan Trust Company, National Association, as the Trustee.

                                    AGREEMENT

                                TABLE OF CONTENTS

                  (This Table of Contents is not a part of the Agreement and is only for convenience of reference.)

                                                                                                               Page
ARTICLE I  DEFINITIONS ...........................................................................................1
     Section 1.1.          Definition of Terms....................................................................1
     Section 1.2.          Incorporation of Certain Definitions by Reference.....................................24
     Section 1.3.          Construction..........................................................................24
     Section 1.4.          Effect of Headings and Table of Contents..............................................24
     Section 1.5.          Date of Agreement.....................................................................24
     Section 1.6.          Designation of Time for Performance...................................................24


ARTICLE II  REPRESENTATIONS, COVENANTS AND WARRANTIES............................................................24
     Section 2.1.          Representations, Covenants and Warranties of the Issuer...............................24
     Section 2.2.          Representations and Warranties of the Company.........................................25

ARTICLE III  ISSUANCE OF THE BONDS...............................................................................27
     Section 3.1.          Agreement to Issue Bonds..............................................................27
     Section 3.2.          Investment of Moneys in the Bond Fund.................................................27

ARTICLE IV  LOAN PROVISIONS......................................................................................27
     Section 4.1.          Bond Loan.............................................................................27
     Section 4.2.          Repayment of Bond Loan; Payment of Other Costs and Expenses; Purchase of Bonds........27
     Section 4.3.          Obligations of Company Hereunder Unconditional........................................28
     Section 4.4.          Assignment to the Trustee.............................................................29
     Section 4.5.          Payment of Bonds......................................................................29

ARTICLE V  SPECIAL COVENANTS.....................................................................................29
     Section 5.1.          Further Assurance and Corrective Instruments..........................................29
     Section 5.2.          Authorized Representatives............................................................30
     Section 5.3.          Certain Tax Representations and Covenants of the Issuer and the Company...............30
     Section 5.4.          Financial Reports.....................................................................31
     Section 5.5.          Limitations on Liens..................................................................31
     Section 5.6.          Limitations on Sale and Leaseback Transactions........................................31
     Section 5.7.          When Company May Merge, etc...........................................................33
     Section 5.8.          Impairment of Security Interest.......................................................33
     Section 5.9.          Approval of Indenture.................................................................33
     Section 5.10.         Insurance.............................................................................34
     Section 5.11.         Use of Insurance Proceeds; Condemnation Awards........................................34


                                      (i)

     Section 5.12.         Damage, Destruction or Loss of Project Property; Obligation to Rebuild; Use of
                           Project Insurance Proceeds and Project Condemnation Awards; Sale of
                           Project Assets........................................................................34
     Section 5.13.         Taxes.................................................................................35

ARTICLE VI  ASSIGNMENT, INDEMNIFICATION AND REDEMPTION...........................................................36
     Section 6.1.          Assignment of Agreement...............................................................36
     Section 6.2.          Release and Indemnification...........................................................36
     Section 6.3.          Redemption of Bonds...................................................................37

ARTICLE VII  EVENTS OF DEFAULT AND REMEDIES......................................................................37
     Section 7.1.          Events of Default Defined.............................................................37
     Section 7.2.          Remedies on Default...................................................................38
     Section 7.3.          No Remedy Exclusive...................................................................39
     Section 7.4.          Agreement to Pay Attorneys' Fees and Expenses.........................................39
     Section 7.5.          No Additional Waiver Implied by one Waiver............................................39

ARTICLE VIII  PREPAYMENT OF LOAN.................................................................................40
     Section 8.1.          Options to Prepay at Any Time.........................................................40
     Section 8.2.          Mandatory Prepayment Upon Determination of Taxability.................................41
     Section 8.3.          Payment of Funds......................................................................41
     Section 8.4           Mandatory Prepayment with Insurance, Condemnation or Sales Proceeds of Project or
                           Collateral............................................................................41

ARTICLE IX  COLLATERAL    42
     Section 9.1.  Security Documents............................................................................42
     Section 9.2.  Recording and Opinions........................................................................42
     Section 9.3.  Release of Collateral.........................................................................43

ARTICLE X  MISCELLANEOUS  44
     Section 10.1.         Term of Agreement.....................................................................44
     Section 10.2.         Notices...............................................................................45
     Section 10.3.         Binding Effect........................................................................46
     Section 10.4.         Severability; Invalid Provisions......................................................46
     Section 10.5.         Amounts Remaining in Bond Fund........................................................46
     Section 10.6.         Amendments, Changes and Modifications.................................................46
     Section 10.7.         Execution in Counterparts.............................................................46
     Section 10.8.         Applicable Law........................................................................46
     Section 10.9.         Limitations on Interest...............................................................46
     Section 10.10.        Issuer Shall Not Unreasonable Withhold Consents and Approvals.........................47
     Section 10.11.        Time is of the Essence................................................................47
     Section 10.12.        Cumulative Rights.....................................................................47
     Section 10.13.        Exhibits and Schedules................................................................47
     Section 10.14.        Waiver of Punitive or Consequential Damages...........................................47
     Section 10.15.        Entire Agreement......................................................................48
     Section 10.16.        Assignment of Trustee.................................................................48
     Section 10.17.        Compliance with Rule 15c2-12..........................................................48


TESTIMONIUM ....................................................................................................

SIGNATURES AND SEALS ...........................................................................................


                                      (ii)

                  THIS AGREEMENT, dated as of ____________ __, 2002 is between the CITY OF WEIRTON, WEST VIRGINIA (the "Issuer"), a municipal corporation duly organized and existing under the Constitution and laws of the State of West Virginia, and WEIRTON STEEL CORPORATION (the "Company"), a corporation incorporated under the laws of the State of Delaware and qualified to do business in the State of West Virginia.

                              W I T N E S S E T H :

                  WHEREAS, pursuant to and in accordance with the provisions of the Industrial Development and Commercial Development Bond Act, Chapter 13,
Article 2C of the Code of West Virginia, 1931, as amended (the "Act"), by Resolution of the City Council of the Issuer, and in furtherance of the purposes of the Act, the Issuer proposes to refund its $56,300,000 Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 (the "Series 1989 Bonds"); and

                  WHEREAS, the Issuer proposes to finance the refunding of the Series 1989 Bonds by the issuance of its Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 (referred to herein as the "Bonds") under an Indenture of Trust by and between J.P. Morgan Trust Company, National Association, as the trustee (the "Trustee") and the Issuer (the "Indenture"); and

                  WHEREAS, the Issuer proposes to refund a portion of Series 1989 Bonds by exchanging them for Bonds; and

                  WHEREAS, the Bonds will be secured by the assignment of a second priority interest in the Collateral (as defined hereinafter); and

                  WHEREAS, the amendment and restatement of the Company's Credit Facility with Fleet Capital Corporation, as agent for the lenders thereunder, the amendments to the indentures governing the Company's Senior Notes due 2004 and Senior Notes 2005, the Amendment to the 1989 Loan Agreement and related documents described in the Official Statement (as all such terms are hereinafter defined) have been executed and delivered contemporaneously with the execution and delivery of this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definition of Terms. The following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent:

                  "Act" has the meaning set forth in the Recitals.

                  "Acquired Indebtedness" means Indebtedness or Preferred Stock of any Person existing at the time such Person became a Subsidiary of the Company (or such Person is merged into the Company or one of the Company's Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business), excluding Indebtedness or Preferred Stock incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Affiliate" means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Agreement, dated as of ____________ __, 2002, by and between the Issuer and the Company, as the same may be amended from time to time.

                  "Amendment to the 1989 Loan Agreement" means that certain Amendment No. 1 to the 1989 Loan Agreement, dated as of ________ __, between the Issuer and the Company.

                  "Approved Sale" means an Asset Disposition relating to all or any portion of the Collateral respect to which (a) the Company (or its Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value thereof, as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board of Directors; (b) not less than 75% of the consideration received by the Company (or its Subsidiary, as the case may be) is in the form of cash or Cash Equivalents and (c) Company has complied with Article IX of this Agreement.

                  "Arbitrage Certificate" means that certain Arbitrage Certificate, dated as of even date herewith, provided by the Issuer to Bond Counsel and Special Tax Counsel.

                  "Assignment Agreement" means that certain Assignment and Transfer of Deeds of Trust and Security Agreement, dated as of ___________, 2002, from the Issuer to the Trustee.

                  "Asset Disposition" means, (a) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 5.7 and (b) the issuance of Capital Stock by any of the Company's Subsidiaries or the sale of Capital Stock in any of its Subsidiaries.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:


                  (a) any single transaction or series of related transactions that:

                       (i) involves assets having a fair market value of less
                  than $1.0
                  million; or (ii) results in net proceeds to the Company and its Subsidiaries of less than $1.0 million;


                  (b) a transfer of assets between or among the Company and its wholly owned Subsidiaries and in connection with the Vendor Financing Programs;


                  (c) an issuance of Capital Stock by a Wholly Owned Subsidiary to the Issuer or to another Wholly Owned Subsidiary;


                  (d) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;


                  (e) the sale or other disposition of assets if additional assets were acquired within 270 days prior to such disposition for the purpose of replacing the assets disposed of which are obsolete or no longer necessary to the operations of the Company;


                  (f) the sale or other disposition of cash or Cash Equivalents;


                  (g) the sale or other disposition of assets in exchange for similar assets or for cash where the proceeds are deposited in a trust and employed to acquire similar property in a transaction qualifying as a like-kind exchange pursuant to
                  Section 1031 of the Code of 1986 or any successor provision;


                  (h) the sale or other disposition of (i) the Brown's Island property or (ii) real property adjacent to the Company's headquarters at 400 Three Springs Drive, Weirton, West Virginia in connection with the Vendor Financing Programs;


                  (i) the sale or other disposition of the Tandem Mill Collateral in connection with a financing or sale and leaseback transaction; and


                  (j) a Permitted Payment.

                  "Attributable Debt" means, with respect to any sale and leaseback transaction, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, there shall not be deemed to be any Attributable Debt in respect of any sale and leaseback transaction if the Company or a Subsidiary of the Company would be entitled pursuant to the provisions of clauses (a) through (c), (e), (g) and (q) under the definition of "Permitted Liens" to issue, assume or guarantee debt secured by a mortgage upon the property involved in such transaction without equally and ratably securing the Bond Loan. "Net rental payments" under any lease for any period means the sum of such rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amount required to be paid by such lessee (whether or not designated as rent or additional rent) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

                  "Authorized Investments" means any one or more of the following investments, if and to the extent the same are then legal investments under the applicable laws of the State of West Virginia for moneys proposed to be invested therein:

                  (a) Bonds or other obligations of the State of West Virginia or bonds or other obligations the principal and interest of which are guaranteed by the State of West Virginia.

                  (b) Government Obligations;

                  (c) Obligations of agencies of the United States government issued by the Federal Land Bank, the Federal Home Loan Bank, the Federal Intermediate Credit Bank, the Bank for Cooperatives, the Federal Financing Bank, the Farm Credit System, the Federal Home Loan Mortgage Corporation (including participation certificates), the Export Bank of the United States, the Federal National Mortgage Association, the Government National Mortgage Association, or any agency or instrumentality of the government of the United States of America which shall be established for the purpose of acquiring the obligations of any of the foregoing;

                  (d) Bonds or other obligations issued by any public housing agency or municipality in the United States, which bonds or obligations are fully secured as to the payment of both principal and interest by a pledge of annual contributions under an annual contributions contract or contracts with the United States government, or project notes issued by any public housing agency, urban renewal agency, or municipality in the United States and fully secured as to payment of both principal and interest by a requisition, loan, or payment agreement with the United States government;

                  (e) Certificates of deposit of any banks having a combined capital, surplus and undivided profits of $10,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency (the "FDIC"), including the certificates of deposit of any bank, savings and loan association, or building and loan association acting as depository, custodian, or trustee for any such bond proceeds; provided, however, that the portion of such certificates of deposit in excess of the amount insured by the FDIC, if any such excess exists, shall be secured by deposit with the Federal Reserve Bank, or with any bank, of one or more of the following securities in an aggregate principal amount equal at least to the amount of such excess: (i) Direct and general obligations of the State of West Virginia or of any county or municipality in the State of West Virginia; (ii) Government Obligations; (iii) Obligations of agencies of the United States government included in subparagraph
(c) of this definition; or (iv) Bonds, obligations, or project notes of public housing agencies, urban renewal agencies, or municipalities included in subparagraph (d) of this definition;

                  (f) A taxable or tax-exempt money market fund rated in one of the three highest rating categories available from a nationally recognized rating service, which may include any mutual fund for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (ii) the Trustee charges and collects fees for services rendered pursuant to the Indenture, which fees are separate from the fees received from such funds, and
(iii) services performed for such funds and pursuant to the Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates.

                  (g) Interest-bearing time deposits, repurchase agreements, reverse repurchase agreements, rate guarantee agreements, or other similar banking arrangements with a bank or trust company having capital and surplus aggregating at least $50,000,000 or with any government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York having capital aggregating at least $50,000,000 or with any corporation which is subject to registration with the Board of Governors of the Federal Reserve System pursuant to the requirements of the Bank Holding Company Act of 1956, provided that each such interest-bearing time deposit, repurchase agreement, reverse repurchase agreement, rate guarantee agreement, or other similar banking arrangement shall permit the moneys so placed to be available for use at the time provided with respect to the investment or reinvestment of such moneys;

                  (h) Government Obligations, the interest on which is exempt from federal income taxation under Section 103 of the Code and which is not an item of tax preference for purposes of federal alternative minimum tax and which are rated in one of the three highest rating categories available from a nationally recognized rating service;

                  (i) Any and all other obligations of investment grade quality having a credit rating from a nationally recognized rating service of at least one of the three highest rating categories available and having a nationally recognized market, including, but not limited to, collateralized mortgage obligations, owner trusts offering collateralized mortgage obligations, guaranteed investment contracts offered by any firm, agency, business, governmental unit, bank, insurance company, corporation chartered by the United States Congress, or other entity, real estate mortgage investment conduits, mortgage obligations, mortgage pools, and pass-through securities; and

                  (j) Any other investments which in the Opinion of Counsel are authorized by the laws of the State of West Virginia.

                  Any investment listed above which represents investment of amounts in any fund created under the Indenture, or in any account within any such fund either shall not have a maturity in excess of 91 days or shall be subject to tender at the option of the holder thereof to the issuer of any such investment or its designated agent for redemption or purchase at not less than par value at least as frequently as every seven days until maturity, earlier redemption or purchase by such issuer or designated agent.

                  "Authorized Representative" means, in the case of the Issuer, the Mayor, the City Manager or Clerk of the Issuer; in the case of the Company, its president or any vice president, and, in the case of both, such additional persons as, at the time, are designated to act on behalf of the Issuer or the Company, as the case may be, by written certificate furnished to the Trustee by the Issuer or the Company, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Issuer by the Mayor, the City Manager or Clerk of the Issuer and (ii) the Company by its president or any vice president.

                  "Board of Directors" mean the Board of Directors of the Company or any authorized committee of the Board of Directors.

                  "Bond" or "Bonds" means the bonds authenticated and delivered pursuant to the Indenture.

                  "Bond Counsel" means the firm of Steptoe & Johnson PLLC, Charleston, West Virginia, or any other attorney or firm of attorneys designated by the Company whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized.

                  "Bond Debt" means, collectively, the Bond Loan and all other obligations, liabilities and indebtedness owing by the Company to the Trustee and/or the holders of the Bonds, including, without limitation, principal and Interest (including, without limitation, any Interest accruing after the commencement of insolvency proceedings with respect to the Company, whether or not such Interest is allowed as a claim in such proceedings), fees and premiums owing by the Company to the Trustee and/or the holders of the Bonds (including, without limitation, reasonable attorneys' fees and disbursements), and all other amounts owing under this Agreement, the Deeds of Trust, the Security Agreement or any of the other Bond Documents.

                  "Bond Documents" means, collectively, the Bonds, the Indenture, this Agreement, the Security Documents and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Bond Loan or the Bonds or otherwise executed and delivered by or on behalf of the Company or any other party in connection with the Bond Loan or the Bonds or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

                  "Bond Fund" means the fund so designated which is created by
Section 4.01 of the Indenture.

                  "Bond Loan" means the loan made, or deemed to have been made, by the Issuer to the Company in the aggregate principal amount of $______________ pursuant to the terms of and as evidenced by this Agreement.

                  "Bondholder" or "Holder" or "Owner" or "registered owner" means the registered owner of any Bond as its name appears in the registration books of the Issuer maintained by the Trustee as Bond Registrar.

                  "Bond Payment Date" means any Interest Payment Date and each date on which principal shall be payable on or with respect to any of the Bonds according to their respective terms so long as any of the Bonds shall be Outstanding.

                  "Business Day" means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York or the State of West Virginia or any city where the Trustee maintains its place of business for performance of its obligations under the Indenture are not open for general banking business.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of interest in (however designated) equity of such Person, whether now outstanding or issued after the date of issue of the Bonds, including, without limitation, membership interests in limited liability companies and any Preferred Stock.

                  "Cash Equivalents" means:


                  (a) United States dollars;


                  (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;


                  (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;


                  (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;


                  (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition;


                  (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses
                  (a) through (e) of this definition;


                  (g) any liabilities (as shown on the Company's or on any of its Subsidiaries' most recent balance sheet or in the notes thereto) of the Company or any of its Subsidiaries (other than liabilities that are by their terms subordinated to the Bond
                  Loan) that are assumed by the transferee of such assets without recourse to the Company or any of its Subsidiaries; and

                  (h) any notes or other obligations received by the Company or such Subsidiary of the Company from such transferee that are converted by the Company or such Subsidiary of the Company into cash (to the extent of the cash received) within 180 days following the closing of the relevant Asset Disposition.

                  "Code" shall mean, collectively, the Code of 1954 and the Code of 1986.

                  "Code of 1954" shall mean the Internal Revenue Code of 1954, as amended (but not including any amendments made by the Tax Reform Act of 1986), and the regulations, rulings and proclamations promulgated or proposed thereunder.

                  "Code of 1986" shall mean the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated or proposed thereunder.

                  "Collateral" means, collectively, (a) the Tandem Mill Collateral, (b) the Tin Mill Collateral, (c) the Hot Mill Collateral, (d) all other real or personal property hereafter pledged to or mortgaged or conveyed by deed of trust, mortgage, deed to secure debt or otherwise to the Issuer and/or Trustee to secure all or any portion of the Bond Debt, (e) all proceeds of any of the foregoing, and (f) all other assets of the Company or any Subsidiary or Affiliate thereof on which the Issuer and/or Trustee is granted a Lien to secure all or any portion of the Bond Debt or the payment of the principal of, premium, if any or Interest on the Bonds. Notwithstanding the foregoing, the Collateral shall not include any assets or properties consisting of the Project.

                  "Collateral Agency Agreement" means the Collateral Agency and Second Lien Intercreditor Agreement, dated as of ___________ __, 2002, by and among the Collateral Agent, the Trustee and Notes Trustee, as the same may be amended or supplemented from time to time.

                  "Collateral Agent" means the Collateral Agent as set forth in the Collateral Agency Agreement, until a successor replaces it in accordance with the applicable provisions of Collateral Agency Agreement, and thereafter means the successor, or, if the Collateral Agency Agreement is no longer in effect, means the Trustee.

                  "Collateral Permitted Liens" means, without duplication, Liens of the type described in clauses (a), (b), (e), (g), (h), (k), (l), (m) and (o) of the definition of the term "Permitted Liens" and in clause (p) of such definition to the extent that the Lien subject to the refinancing is included within any of the foregoing clauses; provided, however, that the Liens with respect to the Tandem Mill Collateral will be released under the conditions set forth in Section 5.6(b) of this Agreement in connection with a sale and leaseback transaction.

                  "Commodity Agreement" means any option or futures contract or similar agreement or arrangement designed to protect the Company against fluctuations in commodity prices.

                  "Company" means (i) Weirton Steel Corporation and its successors and assigns, and (ii) any surviving, resulting or transferee entity.

                  "Company Officer's Certificate" means that certain Officer's Certificate, dated as of even date herewith, provided by the Company to Bond Counsel and Special Tax Counsel.

                  "Condemnation" means the taking of title to, or the use of, Property, or transfer in lieu thereof, under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

                  "Consolidated EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum for such period (without duplication) of: (a) Consolidated Net Income; (b) income taxes (other than income taxes positive or negative attributable to extraordinary and non-recurring gains or losses on asset sales) with respect to such period, determined in accordance with GAAP; (c) net interest expense for such period, determined in accordance with GAAP; (d) depreciation and amortization expenses (including, without duplication, amortization of debt discount and debt issue costs), determined in accordance with GAAP; (e) other non-cash items reducing Net Income, minus non-cash items increasing Net Income, determined in accordance with GAAP; and (f) expense in excess of cash payments made in connection with the Company's pension and other post-retirement employee benefits ("OPEB") requirements; minus (g) cash payments in excess of expense amounts recorded for the Company's pension and OPEB requirements.

                  "Consolidated Fixed Charges" means, for any period, the sum of: (a) the net interest expense of the Company and its Subsidiaries for such period whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations and imputed interest with respect to Attributable Debt); (b) interest incurred during the period and capitalized by the Company; (c) any interest expense on Indebtedness of another Person that is guaranteed by the Company or one of its Subsidiaries or secured by a Lien on assets of the Company or one of its Subsidiaries (whether or not such guarantee or Lien is called upon); and (d) the product of (i) all cash dividend payments on any series of Preferred Stock of any Subsidiary of the Company or Disqualified Stock of the Company or any of its Subsidiaries, multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and its Subsidiaries, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP. For the purposes of this calculation of net interest expense in clause (c), interest on the Bonds shall be calculated at the rate of 9.0% per annum from the Issue Date and interest on the Senior Secured Notes shall be calculated at the rate of 10.0% per annum from the issue date of such Notes, in each case based on the outstanding principal amount of the Bonds and the Senior Secured Notes, notwithstanding the interest rate terms of the Bonds and the Senior Secured Notes.

                  "Consolidated Fixed Charges Ratio" means the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four fiscal quarters immediately preceding such event for which financial information is available consistent with the Company's prior practice, taken as one period and calculated on the assumption that the Company's Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation.

                  "Consolidated Indebtedness" means, as of any determination date, Indebtedness of the Company and its Subsidiaries on a consolidated basis which is secured by a Lien on the assets and properties (including accounts receivable and inventory), of the Company and its Subsidiaries, calculated in accordance with GAAP without applying the Statement of Financial Accounting Standards No. 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings".

                  "Consolidated Net Income" of the Company for any period means the Net Income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income: (a) the Net Income of any Person other than a Consolidated Subsidiary of the Company in which the Company or any of its Consolidated Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid in cash to the Company or a Consolidated Subsidiary of the Company during such period; (b) the Net Income of any other Person accrued prior to the date it becomes a Subsidiary of the Company with respect to which Consolidated Net Income is calculated, or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (c) the Net Income (but only if positive) of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of the Company to such Person or to any other Subsidiary of the Company of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and (d) without duplication, any gains or losses attributable to the sale, lease, conveyance or other disposition of assets (including without limitation Capital Stock of any Subsidiary of such Person), whether owned on the date of issuance of the Bonds or thereafter acquired, in one or more related transactions outside the ordinary course of business.

                  "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated subsidiary.

                  "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement dated as of ____________, 2002 by and among the Issuer, the Company and the Trustee relating to the Company's undertaking to provide certain information to the Holders of Bonds in accordance with Section (b)(5)(i) of the Securities and Exchange Commission Rule 15c2-12 under the Exchange Act.

                  "Credit Facility" means any senior credit facility to be entered into by the Company and the lenders referred to therein, together with the related documents thereto (including the notes thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants, and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

                  "Debt Service Payment" means, with respect to any Bond Payment Date, whether any such payment shall be due at maturity or upon redemption or acceleration of the Bonds or otherwise, (i) the Interest payable on each such Bond Payment Date on all Bonds then Outstanding, plus (ii) the principal, if any, payable on such Bond Payment Date on all such Bonds, plus (iii) the premium, if any, payable on such Bond Payment Date on all such Bonds.

                  "Deeds of Trust" means, collectively, (a) the Hot Mill Deed of Trust, (b) the Tandem Mill Deed of Trust, (c) the Tin Mill Deed of Trust, and
(d) any other deed of trust, mortgage, deed to secure debt, or other instrument encumbering any Collateral constituting real property which is given or made by the Company or any Subsidiary thereof to or for the benefit of the Trustee to secure all or any portion of the Bond Debt or to secure all or any portion of the payment of the principal of, premium, if any, or Interest or purchase price of the Bonds.

                  "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

                  "Default Rate" shall mean 9% per annum, with monthly compounding (computed on the basis of a 360-day year for the actual number of days elapsed).

                  "Disqualified Stock" means any Capital Stock (a) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Bonds or (b) upon which the Company or any of its Subsidiaries has a contractual obligation to compensate the holder thereof for losses incurred upon the sale or other disposition thereof; provided, however, that any portion or series of such Capital Stock which by its terms, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, no earlier than the day following the maturity date of the Bonds shall not constitute Disqualified Stock; and provided further, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Designated Event (as defined in the Indenture) occurring on or prior to the maturity date of the Bonds shall not constitute Disqualified Stock if (i) the Designated Event provisions (as set forth in the Indenture) applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 3.04 of the Indenture and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Bonds as are required to be repurchased pursuant to the provisions of Section
3.04 of the Indenture.

                  "Event of Default" or "Default" means any Event of Default under this Agreement as specified in and determined by Section 7.1 hereof.

                  "Excepted Sale" means a sale, lease, conveyance or other disposition of any portion of the Collateral that is excepted from the definition of the term "Approved Sale" contained in this Agreement.

                  "Excess Cash Flow" means, as of each date such calculation shall be made, the Consolidated EBITDA for the immediately preceding six month period expiring on the last day of each December and June, respectively, prior to such calculation date (such last day, the "Balance Sheet Date") plus (a) decreases in working capital; minus the sum of (b) expenditures on capital assets; (c) increases in working capital; and (d) interest and mandatory principal payments on Indebtedness other than payments or pre-payments of principal and fees or other amounts with respect to revolving credit Indebtedness under the Credit Facility. The initial Balance Sheet Date shall be designated as December 31, 2002.

                  "Exchange" means the exchange of the Bonds for the Series 1989 Bonds contemplated by this Agreement and the Official Statement.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Federal Bankruptcy Code" shall mean Title 11 of the United States Code, Section 101 et seq., as now in effect or as hereafter amended.

                  "Fixed Interest" means all Interest except any such Interest that is determined by reference to the Company's Excess Cash Flow.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

                  "Government Obligations" shall mean noncallable, nonprepayable
(a) direct, general obligations of the United States of America, or (b) any obligations unconditionally guaranteed as to the full and timely payment of all amounts due thereunder by the full faith and credit of the United States of America (including obligations held in book-entry form), but specifically excluding any mutual funds or unit investment trusts invested in such obligations.

                  "Hot Mill Collateral" means the real property constituting the Company's Hot Strip Mill located at Company's Weirton, West Virginia steel-making facility, which converts slabs into flat rolled coils, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Hot Mill Deed of Trust, together with all other property, real or personal, conveyed by or pledged under or pursuant to the Hot Mill Deed of Trust and/or Security Agreement and otherwise described as "Property" or "Collateral", respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of, the Hot Strip Mill shall be included as part of the "Hot Mill Collateral."

                  "Hot Mill Deed of Trust" means that certain Deed of Trust, dated as of ______________, 2002 made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Issuer and the Notes Trustee, as beneficiaries, and encumbering the Hot Mill Collateral which constitutes real property, as the Issuer's rights thereunder have been assigned to the Trustee pursuant to the Indenture and the Assignment Agreement and, as amended, supplemented, restated or otherwise modified from time to time.

                  "Indebtedness" means, without duplication, (i) any liability of any entity (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, or (C) in respect of capitalized lease obligations; (ii) any liability of others described in the preceding clause (i) that the entity has guaranteed or that is otherwise its legal liability; (iii) to the extent not otherwise included, obligations under Currency Agreements, Commodity Agreements or Interest Protection Agreements;
(iv) all Disqualified Stock valued at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends; and (v) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i)-(iv) above, provided that Indebtedness shall not include accounts payable (including, without limitation, accounts payable to the Company by any Subsidiary of the Company or to any such Subsidiary by the Company or any other Subsidiary of the Company, in each case, in accordance with customary industry practice) or liabilities to trade creditors of any entity arising in the ordinary course of business.

                  "Indenture" means the Indenture of Trust, by and between the Issuer and the Trustee, dated as of ___________ __, 2002, as the same may be amended or supplemented from time to time.

                  "Independent Counsel" means an attorney or firm of attorneys duly admitted to practice law before the highest court in any state of the United States of America or in the District of Columbia and not a full-time employee of the Issuer, the Company or the Trustee.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of ___________, 2002, by and among the Trustee, the Notes Trustee, the Collateral Agent and Fleet Capital Corporation, as agent for the lenders under the Credit Facility, as the same may be amended or supplemented from time to time.

                  "Interest" means any and all interest due and payable to Holders with respect to the Bonds under the terms of the Indenture.

                  "Interest Payment Date" means each date on which Interest shall be payable on any of the Bonds in accordance with their terms.

                  "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

                  "Issue Date" means ____________, 2002, the date on which the Bonds are originally issued under the Indenture.

                  "Issuer" means (i) the City of Weirton, West Virginia, and its successors and assigns, and (ii) any public corporation or political subdivision resulting from or surviving any consolidation or merger to which the Issuer or its successors or assigns may be a party.

                  "Leverage Ratio" means the ratio of Consolidated Indebtedness to Consolidated EBITDA for the four fiscal quarters immediately preceding such event for which financial information is available consistent with the Company's prior practice, taken as one period and calculated on the assumption that all Indebtedness had been incurred on the first day of such period and that any related Permitted Acquisition and all its adjustments being included in such pro forma calculation had also occurred on such date

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

                  "Net Cash Proceeds" from an Approved Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Approved Sale or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Approved Sale, and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Approved Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Bond Loan), and net of all payments made on any Indebtedness which is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Approved Sale, and net of all distributions and other payment made to minority interest holders in Subsidiaries of the Company or joint ventures as a result of such Approved Sale.

                  "Net Income" of any Person for any period means the consolidated net income or loss, as the case may be, of such Person and its Subsidiaries for such period determined in accordance with GAAP; provided that there shall be excluded all extraordinary gains or losses net of respective tax effects (less, without duplication, all fees and expenses relating thereto).

                  "Notes Debt" means, collectively, the indebtedness evidenced by the Senior Secured Notes and all other obligations, liabilities and indebtedness owing by the Company to the Notes Trustee and/or the holders of the Senior Secured Notes, including, without limitation, principal and interest (including, without limitation, any interest accruing after the commencement of insolvency proceedings with respect to the Company, whether or not such interest is allowed as a claim in such proceedings), fees and premiums owing by the Company to the Notes Trustee and/or the holders of the Senior Secured Notes (including, without limitation, reasonable attorneys' fees and expenses), and all other amounts owing under the Notes Indenture, Deeds of Trust, Security Agreement or any of the other Notes Documents.

                  "Notes Documents" means, collectively, the Senior Secured Notes, the Notes Indenture, the Security Documents and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Senior Secured Notes or otherwise executed and delivered by or on behalf of the Company or any other party in connection with the Senior Secured Notes or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

                  "Notes Indenture" means the Indenture dated as of __________ __, 2002, between the Company, as issuer, and J.P. Morgan Trust Company, National Association, as trustee, relating to the issuance by the Company of Senior Secured Notes, as such indenture may be amended or supplemented from time to time.

                  "Notes Trustee" means J.P. Morgan Trust Company, National Association and its successors as trustee under the Notes Indenture, together with any banking institution resulting from or surviving any consolidation or merger to which it or its successors may be a party and any temporary or successor trustee at the time serving as such thereunder.

                  "Official Statement" means the Official Statement for Exchange Offer and Consent Solicitation of the Issuer dated ___________ __, 2002 relating to the Bonds.

                  "OPEB" has the meaning set forth in the definition of "Consolidated EBITDA".

                  "Opinion of Counsel" means an opinion from an attorney or firm of attorneys, acceptable to the Company, Issuer and the Trustee, with experience in the matters to be covered in the opinion.

                  "Original Issue Discount" shall mean that portion of Fixed Interest that is treated for federal income tax purposes as original issue discount within the meaning of Code Section 1273(a).

                  "Outstanding" or "Bonds Outstanding" or "Outstanding Bonds" means as of any date, all Bonds theretofore authenticated and delivered by the Trustee under the Indenture, or any supplement thereto, except: (i) any Bond cancelled by the Trustee because of payment at maturity, whether at its stated maturity or upon call for redemption prior to maturity; (ii) any Bond for the payment of the principal or redemption price of and interest on which moneys or Government Obligations have been deposited with the Trustee on or prior to its date of maturity, whether at its stated maturity or upon call for redemption prior to maturity, other than as part of a defeasance of all the Bonds pursuant to Article VI of the Indenture; (iii) any Bond deemed to be paid in accordance with Section 6.02 of the Indenture, except that any such Bond shall be deemed Outstanding until its date of actual payment, whether at its stated maturity or upon call for redemption prior to maturity, solely for the purpose of being exchanged or reregistered; and (iv) any Bond in lieu of or in substitution for which another Bond shall have been authenticated and delivered or which shall have been paid pursuant to Section 2.09 of the Indenture, unless proof satisfactory to the Trustee is presented that any Bond, for which a Bond in lieu of or in substitution therefor shall have been authenticated and delivered, is held by a bona fide purchaser, as that term is defined in Article 8 of the Uniform Commercial Code of the State, as amended, in which case both the Bond so substituted and replaced and the Bond or Bonds authenticated and delivered in lieu thereof or in substitution therefor shall be deemed Outstanding.

                  In determining whether the Holders of a requisite aggregate principal amount of Outstanding Bonds have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions of any Bond Document, Bonds which are owned by or held for the account of the Company, the Issuer or any other obligor on the Bonds, or any Affiliate of any one of said entities shall be disregarded and deemed not to be Outstanding hereunder for the purpose of any such determination unless all Bonds are owned by or held for the account of one or more such Persons; provided, however, that the Trustee shall not be deemed to have knowledge that any Bond is owned by the Company, the Issuer or any such obligor or Affiliate unless the Issuer or the Company is the Holder or the Trustee has received written notice that any other Holder is such an obligor or Affiliate. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and that the pledgee is not a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, the Issuer or any other obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                  "Paying Agent" means the Trustee, acting as paying agent under the Indenture, and any additional paying agent for the Bonds appointed pursuant to Article VIII of the Indenture, their respective successors and any other corporation which may at any time be substituted in their respective places pursuant to the Indenture.

                  "Permitted Acquisition" means any one or more transactions or series of transactions by the Company or a Subsidiary of the Company after the Issue Date, whether effected by merger, consolidation, purchase, lease or other transfer of assets, Permitted Joint Venture or otherwise, to acquire the properties and related business (whether through the direct purchase of assets or of the Capital Stock of the Person owning such assets) of any other Person
(a) where the Person to be acquired has been engaged, or the assets involved have been deployed, in the business of making, processing or distributing steel products, including without limitation tin mill products or other coated steel products; and (b) the consummation of any such transaction would not otherwise result in any Event of Default immediately thereafter.

                  "Permitted Joint Venture" means the interest of the Company in any corporation, association or other business entity of which 50% or less, but not less than 10%, of the total Voting Stock or other interest is at the time owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or a combination thereof, provided that (a) such corporation, association or entity is engaged in the business or businesses of the Company or any related business and (b) that any interest paid by Company or any Subsidiary of the Company on any Indebtedness incurred by the Company or any Subsidiary of the Company in connection with such ownership interest shall not exceed the sum of (x) any dividends, other distributions of earnings and returns of capital received by the Company and any of its Subsidiaries on account of such ownership interest and (y) demonstrable operating benefits derived by the Company and any of its Subsidiaries, including cost savings and margin improvements, calculated on a pro forma basis as determined in good faith by management of the Company and adopted by resolution of the majority of the independent members of the Company's Board of Directors and delivered to the Trustee in an officers' certificate in compliance with the Indenture.

                  "Permitted Liens" means, without duplication:


                  (a) Liens on the assets of the Company and any Subsidiary of the Company securing Indebtedness and other obligations under the Credit Facility;


                  (b) Liens on the assets of the Company and any Subsidiary of the Company securing Indebtedness and other obligations under the Vendor Financing Programs, including, without limitation, Liens on railroad locomotives and railcars granted to secure Indebtedness incurred in connection with sale and leaseback transaction(s) involving the Company's general office building and research and development building located in Weirton, West Virginia;


                  (c)      Liens in favor of the Company or its Subsidiaries;


                  (d) Liens on property or shares of Capital Stock of a Person existing at the time such Person is acquired by or merged with or into or consolidated with the Company or any of its Subsidiaries; provided, however, that such Liens were in existence prior to the consummation of such acquisition, merger or consolidation and do not extend to property other that the property or shares of Capital Stock being acquired by the Company or its Subsidiaries (other than property affixed or appurtenant thereto);


                  (e) Liens to secure the performance of statutory obligations;


                  (f)      Liens existing on the Issue Date;


                  (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;


                  (h) (i) Liens on assets subject to a sale and leaseback transaction permitted pursuant to Section 5.6 of this Agreement, (ii) Liens in connection with a financing or sale and leaseback transaction involving or relating to the Tandem Mill Collateral permitted pursuant to Section 5.6 of this Agreement, and (iii) Liens in connection with long-term tolling or product supply agreements with respect to the use of the Collateral, provided that the terms of such agreement do not, in the good faith determination of the Company's Board of Directors and taking into account any additional collateral pledged to secure Bonds, impair the value of the Collateral;


                  (i) Liens securing industrial revenue or pollution control bonds, for which the Company has payment obligations; provided, however, that such Liens relate solely to the project being financed;


                  (j) Liens incurred to finance the acquisition of property or assets acquired by the Company or any of its Subsidiaries after the Issue Date so long as such Lien is created within 90 days of such acquisition; provided that such Liens do not extend to any property or assets other than the property or assets acquired by the Company or its Subsidiaries;


                  (k) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of the Company or its Subsidiaries or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company;


                  (l) Liens arising from judgments or similar awards equal to the greater of: (i) $5,000,000 or (ii) an amount permitted by the Credit Facility;


                  (m) Liens on the Collateral effected (i) by the Deeds of Trust or the Security Agreement, or (ii) by the Company for purposes of securing its obligations with respect to Senior Secured Notes;


                  (n) Liens on assets and properties of the Company and its Subsidiaries other than Collateral to secure up to $25,000,000 of Indebtedness;


                  (o) Liens on Collateral senior to Liens in favor of the holders of the Bonds incurred after the Issue Date, including such Liens on Collateral in connection with the financing of a Permitted Acquisition; provided, however, that the Company shall not grant such a Lien on the Collateral unless, at the time of such event and after giving effect thereto, on a pro forma basis, the Company satisfies any one of the following: (i) the Company's Consolidated Fixed Charges Ratio would have been greater than 1.75 to 1;
                           (ii) the Company's Leverage Ratio would have been reduced; or (iii) the Company's Value to Loan Ratio would have been greater than 1.5 to 1; and provided, further, that, in the case of a Lien on Collateral in connection with a Permitted Acquisition, the Company or its Subsidiaries shall grant a Lien on such assets and properties acquired in the Permitted Acquisition (excluding working capital assets) in favor of the holders of the Bonds which Lien shall be junior only to the Liens securing any senior secured financing incurred to purchase such assets;


                  (p) Liens to secure any Refinancing Indebtedness as a whole or in part secured by any Lien referred to in the foregoing clauses (a), (b), (h), (i), (j), (m),
                           (n) and (o); provided, however, that:


                           i. such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and


                           ii. the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (a), (b), (h),
                           (i), (j), (m), (n) and (o); at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and


                  (q) Liens to secure the performance of surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party as lessee made in the ordinary course of business.

                  "Permitted Payments" means, (a) so long as the Notes Indenture is in effect, any "Restricted Payment" that is permitted by Section 3.10 of the Notes Indenture, including "Permitted Payments", as such terms are defined in the Notes Indenture; and (b) if the Notes Indenture is not in effect, with respect to the Company or any of its Subsidiaries, (i) any dividend on shares of Capital Stock payable solely in shares of Capital Stock or in options, warrants or other rights to purchase Capital Stock; (ii) any dividend or other distribution with respect to Capital Stock payable to the Company by any of its Subsidiaries or by a Subsidiary of the Company to another Subsidiary of the Company; (iii) payments made by the Company in satisfaction of any put obligation imposed on the Company by the plan or by law (including Section 409 of the Internal Revenue Code of 1986, as amended, and any successor provision), relating to shares of the Company's Capital Stock, authorized and issued on or before the Issue Date and initially issued to the Company's 1989 Employee Stock Ownership Plan or 1984 Employee Stock Ownership Plan, (iv) any redemption or other payments in respect of the Series C Preferred Stock; and (v) the purchase, redemption, or other acquisition of retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Subsidiaries.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

                  "Pledged Account" means a cash collateral account in a financial institution acceptable to Trustee that is pledged in whole or in part to Issuer or Trustee as security for the Bond Debt in a manner acceptable to Trustee.

                  "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends.

                  "Project" means the pollution control equipment heretofore installed in the Company's steel manufacturing plant, located in the City of Weirton, West Virginia, financed (or refinanced) with the proceeds of the Series 1989 Bonds and presently owned by, or leased to, the Company.

                  "Prospectus" means the prospectus dated ____________ __, 2002 relating to the Senior Secured Notes and the Series C Preferred Stock.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Qualified Stated Interest" means that portion of the Fixed Interest that is treated for federal income tax purposes as qualified stated interest within the meaning of Treasury Regulation Section 1.1273-1(c).

                  "Real Estate Taxes" shall mean all general and specific taxes and assessments, levied or assessed against the Collateral, or any part thereof.

                  "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay, extend or substitute (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or its Subsidiaries on the Issue Date incurred in compliance with this Agreement.

                  "Security Agreement" means, collectively, (a) the Security Agreement dated as of __________ __, 2002 made by the Company for the benefit of the Issuer and the Notes Trustee and encumbering a portion of the Hot Mill Collateral, Tandem Mill Collateral and Tin Mill Collateral which constitutes personal property, as the Issuer's rights thereunder have been assigned to the Trustee pursuant to the Indenture and Assignment Agreement, and as amended or supplemented from time to time and (b) any other security agreement or other instrument encumbering any Collateral constituting personal property which is given or made by the Company or any Subsidiary thereof to the Trustee to secure all or any portion of the Bond Debt or to secure all or any portion of the payment of the principal of, premium, if any, or Interest or purchase price of the Bonds.

                  "Security Documents" means the Deeds of Trust, the Assignment Agreement, the Security Agreement, any Uniform Commercial Code financing statements filed in connection with the Bond Loan, and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Bonds or otherwise executed and delivered by or on behalf of the Company or any other party in connection with the Bonds or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

                  "Senior Notes due 2004" means the 11 3/8% Senior Notes due 2004 in the aggregate original principal amount of $125,000,000 issued by the Company pursuant to the Indenture dated as of July 3, 1996, as amended and/or supplemented, between the Company, as issuer, and Bankers Trust Company, as trustee.

                  "Senior Notes due 2005" means the 10 3/4% Senior Notes due 2005 in the aggregate original principal amount of $125,000,000 issued by the Company pursuant to the Indenture dated as of June 12, 1995, as amended and/or supplemented, between the Company, as issuer, and Bankers Trust Company, as trustee.

                  "Senior Secured Notes" means the 10% Senior Secured Notes due 2008 in the aggregate principal amount of up to $134,200,000 issued by the Company pursuant to the Notes Indenture.

                  "Series C Preferred Stock" means the new Series C Convertible Redeemable Preferred Stock of the Company to be issued as contemplated by the Prospectus.

                  "Series 1989 Bonds" means the Issuer's Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989, issued in the original aggregate principal amount of $56,300,000.

                  "Special Tax Counsel" means the firm of Kirkpatrick & Lockhart LLP.

                  "State" means the State of West Virginia.

                  "Subsidiary" means, with respect of any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Surviving Entity" has the meaning set forth in Section 5.7 hereof.

                  "Tandem Mill Collateral" means the real property constituting the Company's No. 9 tin tandem mill located at Company's Weirton, West Virginia steel-making facility, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Tandem Mill Deed of Trust, together with all other property, real or personal, conveyed by or pledged under or pursuant to the Tandem Mill Deed of Trust and/or Security Agreement and otherwise described as "Property" or "Collateral", respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Tandem Mill shall be included as part of the "Tandem Mill Collateral."

                  "Tandem Mill Deed of Trust" means that certain Deed of Trust, dated as of ______________, 2002 made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Issuer and the Notes Trustee, as beneficiaries, and encumbering the Tandem Mill Collateral which constitutes real property, as the rights of the Issuer have been assigned to the Trustee pursuant to the Indenture and Assignment Agreement, and as amended, supplemented, restated or otherwise modified from time to time.

                  "Tin Mill Collateral" means the real property constituting the Company's tin mill located at the Company's Weirton, West Virginia steel-making facility, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Tin Mill Deed of Trust (excluding assets set forth in Exhibit B to the Tin Mill Deed of Trust), together with all other property, real or personal, conveyed by or pledged under or pursuant to the Tin Mill Deed of Trust and/or Security Agreement and otherwise described as "Property" or "Collateral", respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Tin Mill shall be included as part of the "Tin Mill Collateral.".

                  "Tin Mill Deed of Trust" means that certain Deed of Trust, dated as of ______________, 2002 made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Issuer and the Notes Trustee, as beneficiaries, and encumbering the Tin Mill Collateral which constitutes real property, as the rights of the Issuer have been assigned to the Trustee pursuant to the Indenture and Assignment Agreement, and as amended, supplemented, restated or otherwise modified from time to time.

                  "Treasury Regulations" means, as the context requires, those regulations promulgated by the United States Treasury Department under the Code.

                  "Trust Estate" means all Property which may from time to time be subject to the Lien of the Indenture.

                  "Trustee" means J. P. Morgan Trust Company, National Association and its successors as trustee under the Indenture, together with any banking institution resulting from or surviving any consolidation or merger to which it or its successors may be a party and any temporary or successor trustee at the time serving as such thereunder. "Principal Corporate Trust Office" means the principal corporate trust office of the Trustee located at Dallas, Texas.

                  "Value to Loan Ratio" means (a) the aggregate fair market value of the Collateral (which for such purposes shall equal the greater of net book value of the Collateral as determined by the Company under GAAP or the appraised value of the Collateral as determined by a nationally recognized appraisal firm using an "in place, in use" or similar valuation method, and as evidenced by a resolution of the Company's Board of Directors) to (b) the aggregate principal amount of Indebtedness (notwithstanding the amount that may be reported under GAAP and excluding Disqualified Stock for purposes of this calculation) secured by Liens on the Collateral; provided, however, that the Tandem Mill Collateral shall not be included in such ratio following a sale and leaseback transaction permitted pursuant to Section 5.6 of this Agreement; and, provided, further, for purposes of calculating Indebtedness under clause (b) above which is secured in part by the Collateral, any portion of such Indebtedness, the incurrence of which is determined by reference to the value of working capital assets or other non-Collateral assets of the Company, shall be disregarded.

                  "Vendor Financing Programs" means the sale and leaseback transaction of the Company's Foster-Wheeler Steam Generating Plant, including related real property and certain related energy generating equipment, the sale and leaseback transaction(s) of the Company's general office building and research and development building located in Weirton, West Virginia and the related conveyance or grant of an option to purchase certain undeveloped real property adjacent thereto, and the transfer of a major operating lease to a public entity and other Indebtedness of the Company or its Subsidiaries in connection with the foregoing and related transactions with vendors of the Company as described in the Prospectus.

                  "Voting Stock" means Capital Stock which ordinarily has voting power for the election of directors (or persons performing similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Wholly Owned Subsidiary" means, at any time, a Subsidiary all of the Capital Stock of which (except directors' qualifying shares) are at the time owned directly or indirectly by the Company.

                  "1989 Loan Agreement" means the Loan Agreement dated as of November 1, 1989 by and between the Issuer and the Company relating to the Series 1989 Bonds, as such agreement may be amended from time to time.

                  Section 1.2. Incorporation of Certain Definitions by Reference. Capitalized terms used in the Agreement and not otherwise defined herein shall have the respective meanings provided therefor in the Indenture.

                  Section 1.3. Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) Singular terms shall include the plural as well as the singular, and vice versa.

                  (b) The definitions in the recitals to this instrument are for convenience only and shall not affect the construction of this instrument.

                  (c) All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed.

                  (d) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  (e) All references in this instrument to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

                  (f) Terms used herein but not otherwise defined shall the meaning ascribed to such terms in the Uniform Commercial Code of the State of West Virginia (the "UCC").

                  Section 1.4. Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 1.5. Date of Agreement. The date of this Agreement is intended as and for a date for the convenient identification of this Agreement and is not intended to indicate that this Agreement was executed and delivered on said date.

                  Section 1.6. Designation of Time for Performance. Except as otherwise expressly provided herein, any reference in this Agreement to the time of day shall mean the time of day in the city where the Trustee maintains its place of business for the performance of its obligations under this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

                  Section 2.1. Representations, Covenants and Warranties of the Issuer. The Issuer represents that:

                  (a) The Issuer is a municipal corporation duly organized and existing under the Constitution and laws of the State. Under the provisions of the Act, the Issuer is authorized to enter into the transactions contemplated by this Agreement, the Indenture and the Official Statement. The Issuer has been duly authorized to execute and deliver this Agreement.

                  (b) The Issuer and the Company heretofore have agreed that the Issuer would refund its Series 1989 Bonds originally issued to finance (or refinance) the cost of acquisition, construction and installation of the Project through the Exchange of the Series 1989 Bonds for the Bonds. The aggregate principal amount of the Series 1989 Bonds presently outstanding is $56,300,000. On that basis, the Issuer agrees to refund the Series 1989 Bonds through the issuance of the Bonds as set forth in the Indenture.

                  (c) The Issuer represents that it has not pledged and covenants that it will not pledge the amounts derived from this Agreement other than to secure the Bonds.

                  (d) The Issuer is not aware of any federal or West Virginia tax audits or administrative proceedings pending or being conducted with respect to the exclusion from gross income of interest on the Series 1989 Bonds for federal or State income tax purposes. The Issuer has not received from any federal or West Virginia tax authority any (i) written notice indicating an intent to open an audit or other review relating to the exclusion from gross income of interest on the Series 1989 Bonds for federal or State income tax purposes; or (ii) request for information with respect to the Series 1989 Bonds and/or the Project.

                  (e) None of the Series 1989 Bonds have previously been refunded and, as of the date hereof, interest on the Series 1989 Bonds is properly excludable from the gross income of the holders' thereof for United States federal and West Virginia state income tax purposes.

                  Section 2.2. Representations and Warranties of the Company. The Company represents and warrants as follows:

                  (a) The Company is a corporation duly incorporated and in good standing in the State of Delaware and is duly qualified to transact business and is in good standing in the State, is not in violation of any provision of its Certificate of Incorporation or its Bylaws, has the corporate authority to enter into this Agreement and has duly authorized the execution and delivery of this Agreement by proper corporate action.

                  (b) Neither the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Company violates, or will violate, or results, or will result, in a breach of, the terms, conditions or provisions of any restriction or any material agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes, or will constitute, a default under any of the foregoing, which in any of such event would result in a material adverse effect on the Company, or results, or will result, in the creation or imposition of any Lien, charge or encumbrance whatsoever upon any of the Property or assets of the Company under the terms of any instrument or agreement to which the Company is a party or by which it is bound, except for the Liens created pursuant to the Deeds of Trust and the Security Agreement.

                  (c) No consent, authorization or approval, except such consents, authorizations or approvals as have been obtained prior to or at the time of execution and delivery of this Agreement, the Indenture, the other Bond Documents, and the Amendment to the 1989 Loan Agreement, to which the Company is party, from any governmental, public or quasi-public body or authority of the United States or of the State or of any department or subdivision of any thereof, is necessary for the due execution and delivery by the Company of this Agreement and the other Bond Documents to which it is a party.

                  (d) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, against the Company that would have a material adverse affect on the corporate authority of the Company to execute this Agreement or the ability of the Company to make the payments required hereunder or to otherwise comply with the Company's obligations contained herein.

                  (e) None of the Series 1989 Bonds have previously been refunded and, as of the date hereof, interest payable to the holders of the Series 1989 Bonds is properly excludable from the gross income of the holders thereof for United States federal and State income tax purposes.

                  (f) The "average reasonably expected economic life", within the meaning of Section 147(b) of the Code of 1986, of the facilities financed (or refinanced) with the proceeds of the Series 1989 Bonds refunded by the issuance of the Bonds is at least twelve (12) years as of the date hereof. The weighted average maturity of the Bonds, calculated in accordance with the requirements of Section 147(b) of the Code of 1986, is less than 120% of the remaining average reasonably expected economic life of the Project, calculated in accordance with the requirements of Section 147(b) of the Code of 1986.

                  (g) The Company is not aware of any federal or West Virginia tax audits or administrative proceedings pending or being conducted with respect to the exclusion from gross income of interest on the Series 1989 Bonds for federal or State income tax purposes. The Company has not received from any federal or West Virginia tax authority any (i) written notice indicating an intent to open an audit or other review relating to the exclusion from gross income of interest on the Series 1989 Bonds for federal or State income tax purposes; or (ii) request for information with respect to the Series 1989 Bonds and/or the Project.

                  (h) At all times, the Company has used the Project in accordance with the requirements of the Code of 1954 for tax-exempt obligations. The Company presently intends to use the Project in a manner consistent with the requirements of the Code of 1954 for tax-exempt obligations and the terms of this Agreement and presently intends to use, and will use, the

Project in accordance with the terms hereof and knows of no reason why the Project will not be so used.


                                   ARTICLE III

                              ISSUANCE OF THE BONDS

                  Section 3.1. Agreement to Issue Bonds. In order to refund the Series 1989 Bonds, the Issuer, concurrently with the execution and delivery of this Agreement, will issue and deliver the Bonds in accordance with the terms of the Indenture.

                  Section 3.2. Investment of Moneys in the Bond Fund. (a) Any moneys held as a part of the Bond Fund or any other fund established pursuant to the Indenture or this Agreement shall be invested or reinvested by the Trustee, to the extent permitted by law, as directed by an Authorized Representative of the Company, in Authorized Investments.

                  (b) The Trustee may make any and all such Authorized Investments through its own bond department, the bond department of an Affiliate or the bond department of any bank or trust company under common control with the Trustee. All such Authorized Investments shall at all times be a part of the fund from which the moneys used to acquire such Authorized Investments shall have come, and all income and profits on such Authorized Investments shall be credited to, and losses thereon shall be charged against, such funds. Such Authorized Investments shall be made so as to mature or be subject to redemption at the option of the holder thereof on or prior to the date or dates that the Company anticipates that moneys therefrom will be required.


                                   ARTICLE IV

                                 LOAN PROVISIONS

                  Section 4.1. Bond Loan. Upon the completion of the Exchange, an amount equal to the aggregate principal amount of the Bonds issued in the Exchange in the amount of $_________ shall be deemed to have been transferred from the 1989 Loan Agreement to this Agreement and the repayment of the Bond Loan shall be governed by the terms of this Agreement. Upon the issuance of the Bonds, the Issuer shall have made and fully funded the Bond Loan to the Company, and the Company hereby accepts the Bond Loan from the Issuer, upon the terms and conditions set forth herein and in the Indenture. The Bond Loan shall be deemed made when the Bonds are issued in exchange for all, or a portion of, the Series 1989 Bonds.

                  Section 4.2. Repayment of Bond Loan; Payment of Other Costs and Expenses; Purchase of Bonds. (a) The Company shall repay the Bond Loan pursuant to this Agreement as follows: on or before each Bond Payment Date, the Company shall pay to the Trustee at its Principal Corporate Trust Office on behalf of the Issuer and for deposit in the Bond Fund, in immediately available funds, during normal business hours on or before 10:00 a.m. Trustee's local time, an amount equal to the Debt Service Payment becoming due and payable on such Bond Payment Date.

                  (b) The Company shall also pay the reasonable expenses of the Issuer related to the issuance of the Bonds and the refunding of the Series 1989 Bonds and otherwise incurred upon the written request of an Authorized Representative of the Issuer.

                  (c) The Company shall also promptly pay to the Trustee and any additional Paying Agents reasonable compensation for all services rendered by the Trustee and any additional Paying Agents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Except as otherwise provided herein, the Company shall also promptly reimburse the Trustee and any additional Paying Agents upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, any additional Paying Agents or any agent thereof in accordance with any provision of the Indenture or the other Bond Documents, including the reasonable compensation and the expenses and disbursements of its counsel and its agents. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.1(g) or (h) hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are intended to constitute expense of administration under applicable bankruptcy law.

                  (d) In the event the Company fails to make any of the payments required in Section 4.2(a), Section 4.2(e) or Section 4.5 hereof, the installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and, to the extent permitted by law, the Company agrees to pay the same with interest thereon from the due date thereof to the date of payment at the Default Rate. To the extent not otherwise paid pursuant to this Section, on or before any Bond Payment Date or any other date that any payment of the principal of, premium, if any, or Interest on the Bonds, or the purchase price thereof, or any other amount is required to be paid in respect of the Bonds pursuant to the Indenture, until the principal of, premium, if any, and Interest on the Bonds and all other amounts due with respect to the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company hereby agrees to pay to the Trustee, in immediately available funds, a sum which, together with moneys available for such payment in the Bond Fund, will enable the Trustee, to pay all such amounts payable on such date as provided in the Indenture.

                  (e) The Company (i) shall on or before the 21st day after a Designated Event (as defined in the Indenture), if any, request the Trustee to give the notice specified in Section 3.04(b) of the Indenture and (ii) on the Repurchase Date (as defined in the Indenture) shall pay the purchase price of all Bonds tendered pursuant to Section 3.04 of the Indenture for a price equal to 101% of the principal amount thereof, plus accrued Interest thereon to the Repurchase Date, if any, and otherwise in accordance with the provisions of
Section 3.04 of the Indenture. No Bonds purchased pursuant to Section 3.04 of the Indenture may be remarketed unless the Remarketing Conditions (as defined in the Indenture) have been satisfied.

                  (f) Section 4.06 of the Indenture provides that moneys or Government Obligations deposited with and held by the Trustee not applied to the payment of Bonds or Interest thereon within two (2) years after the date such Bonds shall have become due shall be repaid to the Company. In the event that any Holder of a Bond presents such Bond to the Company within 5 years after the Company has received such money from the Trustee, as described above, the Company hereby agrees to pay to such Holder the amount payable on the Bond in accordance with the applicable provisions of the Indenture.

                  Section 4.3. Obligations of Company Hereunder Unconditional. The obligations of the Company to make the payments required in Section 4.2(a),
Section 4.2(e) and Section 4.5 hereof shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee. Until such time as the principal of, premium, if any, and Interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2(a), Section 4.2(e) or Section 4.5 hereof and (ii) except as provided in Article VIII hereof, will not terminate this Agreement for any reason.

                  Nothing in this Agreement shall be construed to release the Issuer or the Trustee from the performance of any agreement on its part herein contained or as a waiver by the Company of any rights or claims the Company may have against the Issuer or Trustee under this Agreement or otherwise, but any recovery upon such rights and claims shall be had from the Issuer or Trustee, as the case may be, separately, it being the intent of this Agreement that the Company shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Agreement (including, without limitation, the Company's obligation to pay the amounts required under
Section 4.2, Section 4.2(e) and Section 4.5) for the benefit of the Bondholders. The Company may, however, at its own cost and expense and in its own name or in the name of the Issuer or Trustee, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request.

                  Section 4.4. Assignment to the Trustee. The Company hereby acknowledges that pursuant to the Indenture, the Issuer shall assign to the Trustee in order to secure payment of the Bonds, all of the Issuer's right, title and interest in (a) this Agreement (except the Issuer's rights under Sections 4.2(b), 6.2 and 7.4 hereof), and all amounts payable hereunder (except payments pursuant to Sections 4.2(b), 6.2 and 7.4 hereof) and (b) the Deeds of Trust and the Security Agreement. The Company expressly consents to such assignment.

                  Section 4.5. Payment of Bonds. The parties hereto agree (a) that the payments of the Company required pursuant to Section 4.2 hereof are designed to provide the Issuer and the Trustee funds adequate in amount to pay all of the principal of, premium, if any and Interest on the Bonds as the same become due and payable and to pay the purchase price thereof as required pursuant to the terms of the Indenture, (b) that to the extent that such payments are not sufficient to provide the Issuer and the Trustee with funds sufficient for the purposes aforesaid, the Company shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, such further sums of money, in cash, as may from time to time be required for such purposes, and (c) that if after the principal of, premium, if any and Interest on the Bonds and all costs incident to the payment of the Bonds have been paid in full, the Trustee or the Issuer holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, after payment therefrom of all sums then due and owing by the Company under the terms of this Agreement, and except as otherwise provided in this Agreement and the Indenture, become the absolute property of and be paid over forthwith to the Company.


                                    ARTICLE V

                                SPECIAL COVENANTS

                  Section 5.1. Further Assurance and Corrective Instruments. The Company and the Issuer agree that each will promptly (a) cure any defects in the execution and delivery of this Agreement or any of the other Bond Documents, and
(b) execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such other documents, agreements and instruments as the Company, the Issuer or the Trustee, as the case may be, may reasonably request from time to time in order to effect fully the purposes of this Agreement or any of the other Bond Documents or to further evidence and more fully describe the Collateral, to correct any omissions in this Agreement, the Indenture or any of the other Bond Documents, to perfect, protect or preserve any Liens created under any of the Bond Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

                  Section 5.2. Authorized Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Authorized Representative of the Issuer and for the Company by an Authorized Representative of the Company. Each party hereto is authorized to act on any such approval or request.

                  Section 5.3. Certain Tax Representations and Covenants of the Issuer and the Company.

                  (a) The Issuer and the Company each represents and warrants that it has not taken or failed to take any action that could have caused interest on the Series 1989 Bonds to be includable in the gross income of the owners thereof for Federal or state income tax purposes.

                  (b) The Issuer and the Company each represents and warrants that it has taken all action and has done all things, and covenants that it will take all action and will do all things, required to assure that (i) Qualified Stated Interest and/or Original Issue Discount payable on the Bonds is and will continue to be not includable in the gross income of the owners thereof for Federal income tax purposes and (ii) the Bonds and the income therefrom are and will continue to be exempt from taxation by the State (except inheritance, estate and transfer taxes).

                  (c) Notwithstanding any other provision of this Agreement, so long as any Bonds shall be Outstanding, (i) neither the Issuer nor the Company shall use, or permit the use of, any moneys within their respective control (including, without limitation, the proceeds of any insurance or any condemnation award with respect to the Project) which would cause the Bonds to be "arbitrage bonds" within the meaning of such quoted term in Section 148 of the Code, and (ii) the Company will make payments to the Rebate Fund (as defined in the Indenture) to satisfy in full any necessary rebate payments to the United States in order to comply with Section 148(f) of the Code, to the extent that amounts in the Rebate Fund are insufficient to cover such necessary rebate payments.

                  (d) If in the future the Company ceases to use the Project in accordance with the regulations of the Code of 1954 for tax-exempt obligations, the Company will use its best efforts to revoke that use or accomplish an alternate use by the Company or others that will be consistent with the tax-exempt status of the Bonds and the Series 1989 Bonds and the Company shall provide to the Issuer and the Trustee an opinion of Bond Counsel to the effect that such alternate use will not adversely affect the exclusion of Qualified Stated Interest or Original Issue Discount on the Bonds from the gross income of the holders thereof for United States Federal and State income tax purposes.

                  (e) The Company hereby represents and warrants that each of its representations, warranties, statements and federal certifications contained in the Company Officer's Certificate is true, accurate and complete in all material respects as of the date on which it is executed and delivered to Bond Counsel and Special Tax Counsel.

                  (f) The Issuer hereby represents and warrants that each of its representations, warranties, statements and factual certifications contained in the Arbitrage Certificate is true, accurate and complete in all material respects as of the date on which it is executed and delivered to Bond Counsel and Special Tax Counsel.

                  (g) The Company hereby covenants and agrees that it shall perform and abide by each of its respective covenants and agreements contained in the Company Officer's Certificate. The Issuer hereby covenants and agrees that it shall perform and abide by each of its respective covenants and agreements contained in the Arbitrage Certificate.

                  (h) The Company hereby agrees and covenants that it shall comply with the requirement that it notify the Trustee upon an Event of Taxability contained in Section 3.01(a) of the Indenture.

                  Section 5.4. Financial Reports. So long as any of the Bonds are outstanding, the Company shall furnish or cause to be furnished to the Trustee and to any Bondholder who shall have requested the same in writing copies of all such annual or periodic statements or reports as the Company shall send to its stockholders.

                  Section 5.5. Limitations on Liens. The Company will not, and will not permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness secured by a Lien (other than a Permitted Lien) of or upon any Property of the Company or any Subsidiary of the Company or any shares of stock or debt of any Subsidiary of the Company which owns Property, whether such Property is owned at the date of this Agreement or thereafter acquired, without making effective provision whereby the Bonds (together with, if the Company shall so determine, any other debt of the Company ranking equally with the Bonds and then existing or thereafter created) shall be secured by such Lien equally and ratably with such Indebtedness, so long as such Indebtedness shall be so secured. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral now owned or hereafter acquired, or any income or profits therefrom, except Collateral Permitted Liens.

                  Section 5.6. Limitations on Sale and Leaseback Transactions.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction with respect to any Property (whether now owned or hereafter acquired) of the Company or its Subsidiaries unless (i) the net proceeds of the sale or transfer of property to be leased are at least equal to the fair market value (as determined by the Board of Directors) of such Property and (ii) the Company or any Subsidiary of the Company would be entitled to create a Lien on any such Property subject to such sale and leaseback transaction without equally and ratably securing the Bonds pursuant to Section 5.5; provided, however, that the foregoing prohibition does not apply to leases between the Company and a Subsidiary of the Company or between Subsidiaries of the Company or to sales and leaseback transactions with respect to the Vendor Financing Programs or with respect to the Tandem Mill Collateral as provided for below.

                  (b) In connection with a financing secured by the Tandem Mill Collateral in an amount not to exceed $90 million, the Lien in favor of the Trustee, for the benefit of the holders of the Bonds, on the Tandem Mill Collateral shall be subordinated and the cash proceeds of any such financing (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with the financing and after payment of $25 million to the lenders under the Credit Facility and the release by such lenders under the Credit Facility of their Liens on the Tandem Mill Collateral) must be used in connection with a Permitted Acquisition and the Company or any of its Subsidiaries hereby covenants to grant a Lien in favor of the Trustee, for the benefit of the holders of the Bonds, on the assets and properties so acquired (excluding working capital assets) which Lien may be subordinated only to senior secured Indebtedness incurred to finance or refinance, as applicable, the Permitted Acquisition and may be pari passu with a Lien granted in favor of the Notes Trustee to secure the Notes Debt to the extent the Notes Debt is then outstanding.

                  In connection with a sale and leaseback transaction with respect to the Tandem Mill Collateral, the Lien in favor of the Trustee, for the benefit of the holders of the Bonds, may be released and terminated and the cash proceeds received by the Company (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with the sale and leaseback transaction and any capital gains taxes incurred as a consequence of such transaction) shall be applied, at the election of the Company, as follows: (i) to finance or refinance a Permitted Acquisition, provided that the Company grants in favor of the Trustee, for the benefit of the holders of the Bonds, a Lien on the assets and properties so acquired (excluding working capital assets) which Lien may be subordinated only to senior secured Indebtedness incurred to finance or refinance, as applicable, the Permitted Acquisition and may be pari passu with a Lien granted in favor or the Notes Trustee to secure the Notes Debt to the extent the Notes Debt is then outstanding, or (ii) to make an investment in replacement properties and assets that will be used in the business of making, processing or distributing steel products, including, without limitation, tin products or other coated steel products and related businesses, and grant in favor of Trustee, for the benefit of the holders of the Bonds a Lien on such replacement properties and assets, which Lien may be subordinated only to senior secured Indebtedness incurred to finance or refinance such replacement properties and assets, or (iii) for purposes other than clauses (i) or (ii) above so long as not less than fifty percent (50%) of such cash proceeds after application to clauses (i) or (ii) are applied by the Company, at its election, to (A) redeem or repurchase the Series C Preferred Stock or (B) prepay the Bond Loan and redeem Bonds in accordance with Section 3.01(d) of the Indenture with respect to the Bonds and, to the extent the Notes Debt is then outstanding, to purchase Senior Secured Notes on a pari passu basis in accordance with the Notes Indenture); provided, however, that if the Senior Secured Notes are no longer outstanding at the time of any such election as described in this clause (B), the Company shall be required to apply ten percent (10%) of such cash proceeds to prepay the Bond Loan and redeem Bonds. Subject to the Intercreditor Agreement, such proceeds in clauses (i) and (ii) above shall be placed in and shall remain in a Pledged Account (which Pledged Account may also secure, on a pari passu basis, Notes Debt to the extent then outstanding) and shall be released to the Company as required to make the Permitted Acquisition or permit the purchase of such replacement assets, as applicable.

                  Section 5.7. When Company May Merge, etc.

                  (a) The Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a merger with or into a Wholly Owned Subsidiary; provided that such Wholly Owned Subsidiary is not organized in a foreign jurisdiction) unless:

                           (i) the entity formed by or surviving any such
                  consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                           (ii) the Surviving Entity assumes all of the
                  obligations of the Company under this Agreement;

                           (iii) immediately after the transaction, no Default
                  or Event of Default shall have occurred and be continuing; and

                           (iv) the Trustee shall have received an unqualified
                  opinion of Bond Counsel, satisfactory to the Trustee, that such consolidation, merger, conveyances transfer or lease will not adversely affect (A) the exclusion from gross income of the Qualified Stated Interest or Original Issue Discount payable on the Bonds for Federal income tax purposes or (B) the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income therefrom.

                  (b) The Surviving Entity shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the Bond Debt.

                  Section 5.8. Impairment of Security Interest. The Company shall not and shall not permit any of its Subsidiaries to take, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Trustee on behalf of the Holders with respect to the Collateral and the Company shall not grant to any person (other than the Trustee on behalf of the Holders, the Notes Trustee on behalf of the holders of the Senior Secured Notes, and the agent on behalf of the lenders under the Credit Facility) any interest whatsoever in the Collateral other than Collateral Permitted Liens and Liens otherwise permitted by the Security Documents.

                  Section 5.9. Approval of Indenture. By its execution and delivery of this Agreement, the Company approves the form and substance of the Indenture and the execution thereof by the Issuer and the Trustee.

                  Section 5.10. Insurance. The Company or its Subsidiaries will at all times keep all of the Collateral and the Project which is of any insurable nature reasonably insured with insurers, believed by Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate; provided, however, that the Company will maintain insurance on the Collateral and the Project in such amounts required under the Credit Facility. All insurance policies relating to the Collateral or the Project shall be endorsed to the Trustee, to name the Issuer and the Trustee as additional insureds, and the Trustee as loss payee or mortgagee thereunder, as their respective interests may appear, with loss payable to the Trustee, without contribution, under a standard West Virginia (or local equivalent) mortgagee clause.

                  Section 5.11. Use of Insurance Proceeds; Condemnation Awards. Subject to the Intercreditor Agreement, Collateral Agency Agreement and the Security Documents, all cash proceeds of Collateral consisting of insurance arising from damage to or destruction of, the Collateral and all cash proceeds of condemnation awards with respect to the Collateral, shall be promptly delivered to the Trustee and placed in a Pledged Account pending resolution of its application (provided, that if such pledged amounts are at any time thereafter required to be applied to the Bond Debt, the Bond Loan shall be prepaid and Bonds redeemed in accordance with Section 8.4 hereof and Section 3.01(d) of the Indenture); and (a) if Company determines that it desires to repair, rebuild or replace the applicable Collateral with such proceeds, such proceeds shall remain in the Pledged Account (which Pledged Account may also secure, on a pari passu basis, Notes Debt to the extent then outstanding) and shall be released to Company as required in order to permit the repair, rebuilding or replacement of the applicable Collateral, or (b) if Company determines not to repair, rebuild or replace the applicable Collateral, such amount shall be applied to the Bond Debt upon which the Bond Loan shall be prepaid and Bonds redeemed in accordance with Section 8.4 hereof and Section 3.01(d) of the Indenture, and to the extent the Notes Debt is then outstanding, to purchase Senior Secured Notes on a pari passu basis in accordance with the Notes Indenture.

                  Section 5.12. Damage, Destruction or Loss of Project Property; Obligation to Rebuild; Use of Project Insurance Proceeds and Project Condemnation Awards; Sale of Project Assets.

                  (a) If prior to full payment of all Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project or any part or component of the Project shall be damaged or destroyed, by whatever cause, or shall be taken by any public authority or entity in the exercise of or acquired under the threat of the exercise of its power of eminent domain, or shall be sold or otherwise disposed of by the Company, there shall be no abatement or reduction in the amounts payable by the Company under this Agreement, and the Company will apply any insurance proceeds, condemnation awards or sales proceeds resulting from claims for such losses or takings of sales of the Project or any part or component thereof as provided in this Section.

                  (b) If prior to full payment of all Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project, or any part or component of the Project shall be damaged, destroyed, or the Project or any part or component of the Project shall be taken by eminent domain or the threat of exercise of eminent domain, the Company shall promptly give, or cause to be given, written notice thereof to the Issuer and the Trustee. All proceeds (in an amount as set forth by the Company in a certificate provided to the Trustee) received from such insurance with respect to the Project, and all condemnation awards (in an amount as set forth by the Company in a certificate provided to the Trustee) with respect to the Project shall be deposited with the Trustee to be held in a special fund in accordance with the terms of Section 4.08 of the Indenture. Following the occurrence of such an event with respect to the Project, the Company shall have the option of (i) continuing to pay all amounts payable hereunder and to the extent permitted below proceeding promptly to repair, rebuild, restore or replace the property damaged, destroyed or taken, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and, with respect to the Project, as will comply with the limitations contained in this Agreement and the Artibrage Certificate, and the Trustee will deposit such proceeds to the credit of such special fund and make such disbursements therefrom (in amounts certified by the Company in a certificate provided to the Trustee), as may be necessary to pay the cost of such repair, rebuilding or restoration, either on completion thereof or as the work progresses; provided, that in connection with and as a condition to the Company's election to repair, rebuild, restore or replace the Project, it must first cause to be delivered to the Trustee an Opinion of Counsel to the effect that such application of the proceeds will not, in and of itself, cause the Qualified Stated Interest or Original Issue Discount on the Bonds to become includable in the gross income of the recipients thereof for Federal income tax purposes, or (ii) requesting the Issuer to cause the bonds to be redeemed in accordance with the terms of Section 3.01(b)(i) or 3.01(b)(ii) of the Indenture.

                  (c) If prior to full payment of all Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project, or any part or component of the Project, shall be sold, the Company shall promptly give, or cause to be given, written notice thereof to the Issuer and the Trustee. All cash proceeds (net, subject to Section 5.3(b), of all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with the transaction and any capital gains taxes incurred as a consequence of such transaction) (in an amount as set forth by the Company in a certificate provided to the Trustee) received from any such sale with respect to the Project shall be deposited with the Trustee to be held in a special fund in accordance with the terms of Section 4.08 of the Indenture. Following the sale of all or any portion of the Project, the Company shall have the option of (i) continuing to pay all amounts payable hereunder and to the extent permitted below proceeding promptly to replace that portion of the Project that was sold, with such changes, alterations and modifications as may be desired by the Company which comply with the limitations contained in this Agreement and the Arbitrage Certificate, and the Trustee will deposit such proceeds to the credit of such special fund and make such disbursements therefrom (in amounts certified by the Company in a certificate provided to the Trustee), as may be necessary to pay the cost of such replacement, either on completion thereof or as the work progresses; provided, that in connection with and as a condition to the Company's election to replace the sold portion of the Project, it must first cause to be delivered to the Trustee an Opinion of Counsel to the effect that such application of the proceeds will not, in and of itself, cause the Qualified Stated Interest or Original Issue Discount on the Bonds to become includable in the gross income of the recipients thereof for Federal income tax purposes, or
(ii) requesting the Issuer to cause the Bonds to be redeemed in accordance with the terms of Section 3.01(d) of the Indenture.

                  Section 5.13. Taxes. The Company shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any Real Estate Taxes, franchise taxes and charges, and other governmental charges that may become a Lien upon the Collateral or any portion thereof or become payable during the term of the Bonds, and will promptly furnish the Trustee with evidence of such payment.


                                   ARTICLE VI

                   ASSIGNMENT, INDEMNIFICATION AND REDEMPTION

                  Section 6.1. Assignment of Agreement. This Agreement may be assigned by the Company without the necessity of obtaining the consent of either the Issuer or the Trustee, subject, however, to each of the following conditions:

                  (a) No assignment shall relieve the Company from primary liability for any obligation hereunder or release the Lien of the Indenture or the Lien of any of the Bond Documents in any of the Collateral and, in the event of any such assignment, the Company shall continue to remain primarily liable for payment of the amounts specified herein, including without limitation in
Section 4.2 hereof, and for performance and observance of the other agreements herein required to be performed and observed by the Company to the same extent as though no assignment had been made;

                  (b) The assignee shall assume the obligations of the Company hereunder to the extent of the interest assigned;

                  (c) The Company shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of any assignment; and

                  (d) The Issuer shall have received an unqualified opinion of Bond Counsel, satisfactory to the Trustee, that the assignment will not adversely affect (i) the exclusion of the Qualified Stated Interest or Original Issue Discount payable on the Bonds from the gross income of the owners thereof for Federal income tax purposes, or (ii) the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income therefrom.

                  Section 6.2. Release and Indemnification. (a) The Company shall and hereby agrees to indemnify and save the Issuer harmless against and from all claims by or on behalf of any Person arising from any breach or default on the part of the Company in the performance of any of its obligations under this Agreement. In connection with any action or proceeding arising out of any such claim, upon notice from the Issuer, the Company shall pay their defense costs or the defense cost of either of them.

                  The Company shall indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee, the "Indemnitees") harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim (collectively, "Losses"), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee's (1) execution and delivery of the Indenture, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of the Indenture and (3) performance under the Indenture, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitee's negligence or willful misconduct. The provisions of this Section 6.2(a) shall survive the termination of the Indenture and the resignation or removal of the Trustee for any reason. The Trustee's claims under this section shall have priority over all other claims under the Indenture.

                  (b) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the undertakings required of the Issuer hereunder, the issuance of the Bonds, the execution of the Indenture or the performance of any act requested of the Issuer by the Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Company shall indemnify and hold the Issuer harmless against all claims by or on behalf of any Person arising out of the same and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Company shall pay the reasonable defense costs of the Issuer in any such action or proceeding.

                  (c) For purposes of this Section 6.2, the term "Issuer" shall mean the Issuer and any of its members, officers, employees, agents or representatives.

                  Section 6.3. Redemption of Bonds. The Company shall have and is hereby granted the option to prepay from time to time the amounts payable under this Agreement in sums sufficient to redeem or to pay or cause to be paid all or part of the Bonds in accordance with the provisions of the Indenture. Upon the agreement of the Company to deposit moneys in the Bond Fund in an amount sufficient to redeem Bonds subject to redemption, the Issuer, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds, as may be specified by the Company, on the date established for such redemption.


                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 7.1. Events of Default Defined. The following shall be "Events of Default" under this Agreement and the terms "Event of Default" and "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                           (a) failure by the Company to pay the amounts
                  required to be paid under Section 4.2(a), Section 4.2(e) or
                  Section 4.5 hereof at the times specified therein or failure by the Company to pay the purchased price of the Bonds when tendered pursuant to and at the time required by Section 3.04 or Section 3.05 of the Indenture;

                           (b) failure by the Company to comply with any of its
                  other agreements in this Agreement and such default continues for sixty (60) days after notice from the Issuer, the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds;

                           (c) failure by the Company to maintain insurance as
                  required by Section 5.10 hereof;

                           (d) a representation or warranty in Sections 2.2(a),
                  2.2(b), 2.2(c) or 2.2(d) hereof proves to be untrue in any material respect at the date of execution hereof;

                           (e) an event of default, as defined in any indenture
                  or instrument evidencing or under which the Company has at the date of this Agreement or shall hereafter have outstanding at least $25,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten
                  (10) days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Bonds at the time outstanding; provided that if such event of default under such indenture or instrument shall be remedied or cured by the Company or such Subsidiary of the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Bondholders;

                           (f) the occurrence of an "Event of Default" as
                  defined in any of the Security Documents after the lapse of any applicable grace period provided therein; provided, however, that notwithstanding the foregoing, an Event of Default arising solely under Section 2.1(b) of the each of the Deeds of Trust or Section 7.1(a) of the Security Agreement or otherwise constituting an Event of Default under the each of the Deeds of Trust or the Security Agreement solely by reason of a breach of any of the terms, covenants, terms or provisions of the Notes Indenture shall not, in and of itself, constitute an Event of Default hereunder unless (i) the Notes Trustee shall declare all or any portion of the Senior Secured Notes to be immediately due and payable, or (ii) the Notes Trustee or any other party shall seek to enforce any remedy under the terms of any of the Deeds of Trust or Security Agreement;

                           (g) commencement of an involuntary case or other
                  proceeding against the Company which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against the Company shall be entered in any such case under the Federal Bankruptcy Code; or

                           (h) commencement by the Company of a voluntary case
                  or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by the Company to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by the Company of a general assignment for the benefit of creditors, or the failure by the Company or the admission by the Company in writing of its inability, to pay its debts generally as they become due, or any action by the Company to authorize or effect any of the foregoing.

                  Section 7.2. Remedies on Default. Upon the occurrence of any Event of Default, the Trustee on behalf of the Issuer, may and at the written direction of the Holders of not less than twenty-five percent (25%) of the aggregate principal amount of the Outstanding Bonds shall (subject, however, to any restrictions against acceleration of maturity of the Bonds or termination of this Agreement set forth in the Indenture) (a) by written notice to the Company, declare the entire principal of and all unpaid Interest accrued and all other amounts due under the terms of this Agreement to the date of such declaration to be immediately due and payable and upon any such declaration, all amounts unpaid under this Agreement shall thereupon become forthwith due and payable in an amount sufficient to pay all Bond Debt, without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, and (b) exercise all rights and remedies therefor under the Bond Documents and at law or in equity.

                  Whenever any Event of Default shall have occurred and be continuing, the Trustee may, but except as otherwise provided herein or the Indenture shall not be obligated to, exercise any or all of the rights of the Issuer under this Article 7, upon notice as required of the Issuer unless the Issuer has already given the required notice. In addition, the Trustee shall have available to it all of the remedies prescribed by the Indenture and each of the other Bond Documents and under applicable law or in equity.

                  Section 7.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or any of the Bond Documents or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer and the Trustee to exercise any remedy reserved to either of them in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. The rights and remedies given the Issuer hereunder (other than the right to exercise remedies to collect amounts payable under Sections 4.2(b), 6.2 and 7.4 hereof) and under the Security Documents have been assigned by the Issuer to the Trustee pursuant to the Indenture, and the Trustee and the Bondholders, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein and therein contained.

                  Section 7.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fees of such attorneys and such other expenses so incurred by the Issuer.

                  Section 7.5. No Additional Waiver Implied by one Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                  ARTICLE VIII

                               PREPAYMENT OF LOAN

                  Section 8.1. Options to Prepay at Any Time.

                  (a) The Company may prepay its obligations under Section 4.2(a) hereof at any time prior to the full payment of the Bonds (i) by paying to the Trustee (1) an amount which, when added to the amount on deposit in the Bond Fund, will be sufficient to redeem all the

Outstanding Bonds in accordance with Section 3.01(b) of the Indenture and (2) the expenses of redemption and the Trustee's and any additional Paying Agents' fees and expenses and (ii) by giving the Issuer notice in writing of such prepayment, upon the occurrence of one or more of the events described in
Section 3.01(b) of the Indenture.

                  (b) The Company also may prepay its obligations under Section 4.2(a) hereof at any time on or after April 1, 2004 and prior to full payment of the Bonds (i) by paying to the Trustee (1) an amount which, when added to the amount on deposit in the Bond Fund, will be sufficient to pay, retire and redeem all of the Outstanding Bonds in accordance with the provisions of Section 3.01(c) of the Indenture and (2) the expenses of redemption and the Trustee's and any additional Paying Agents' fees and expenses, and, in case of redemption, by making arrangements satisfactory to the Trustee for the giving of the required notice of redemption and (ii) by giving the Issuer notice in writing of such prepayment.

                  (c) On or after April 1, 2004, the Company shall have the option, exercisable by written notice to the Trustee given at least 45 days prior to the proposed prepayment date, to prepay the Bond Loan in whole or in part or otherwise cause funds to be deposited with the Trustee for the purpose of redeeming all or a portion of the Bonds Outstanding on the date of such prepayment. In connection with any such proposed prepayment, the Company shall deposit with the Trustee by 10:00 a.m. Trustee's local time on the date of prepayment an amount equal to the applicable redemption price of all Bonds to be called for redemption in accordance with the provisions of Section 3.01(c) of the Indenture, plus any other amounts due and payable hereunder through the date of prepayment and the Company shall deliver such certifications and shall satisfy such conditions as are set forth in Section 3.01 of the Indenture with respect to the optional redemption of all Bonds Outstanding.

                  On or prior to any date of scheduled prepayment of the Bond Loan pursuant to this Section, the Company may elect, by written notice to the Trustee, to have the Bonds purchased in lieu of redemption pursuant to the terms of Indenture, in which case the Bond Loan shall not be prepaid, and the Bonds and Bond Loan shall remain outstanding under the terms and provisions of the Indenture and this Agreement.

                  (d) The options granted to the Company in this Article 8 shall remain in effect and may be exercised whether or not (i) the Company is in Default hereunder or (ii) there has been an Event of Default under the Indenture; provided, however, that the foregoing is not intended to and shall not limit any of the obligations of the Company hereunder including, without limitation, its obligation to pay Interest at the Default Rate as provided in
Section 4.2(d) hereof.

                  Section 8.2. Mandatory Prepayment Upon Determination of Taxability. The Bond Loan shall be subject to mandatory prepayment hereunder, upon the occurrence of events described in Section 3.01(a) of the Indenture, such prepayment to be applied to redemption of the Bonds in accordance with
Section 3.01(a) of the Indenture. Such prepayment shall be due and payable in immediately available funds and, if applicable, shall be due and payable no later than 10:00 a.m. Trustee's local time on the date fixed by the Trustee for redemption of Bonds in accordance with Article III of the Indenture, which date shall be communicated in writing to the Issuer and Company.

                  Section 8.3.      Payment of Funds.

                  (a) Notwithstanding anything to the contrary contained herein, in connection with any prepayment of the Bond Loan pursuant to Sections 8.1 and 8.2, the Company shall provide the applicable amount in immediately available funds no later than 10:00 a.m. Trustee's local time on the date fixed for redemption of the Bonds.

                  (b) On or prior to any date of scheduled prepayment of the Bond Loan pursuant to Section 8.2, the Company may elect, by written notice to the Trustee, to have the Bonds purchased in lieu of redemption pursuant to
Section 3.05 of the Indenture, in which case the Bond Loan shall not be prepaid, and the Bonds and Bond Loan shall remain outstanding under the terms and provisions of the Indenture and this Agreement; provided, however, the Bonds shall not thereafter be remarketed.

                  Section 8.4 Mandatory Prepayment with Insurance, Condemnation or Sales Proceeds of Project or Collateral. The Bond Loan shall be subject to mandatory prepayment hereunder, in whole or in part, on the first Interest Payment Date for which adequate notice of redemption can be given in accordance with the terms of the Indenture, in an amount equal to net proceeds remaining from proceeds of any casualty insurance, condemnation award or sale (or sale and leaseback) received by the Company with respect to a casualty or condemnation or sale relating to (i) the Project, after repair and restoration of the Project in accordance with the provisions of this Agreement, and, (ii) the Collateral, after the application of any such funds either to payment of any Lien on the Collateral senior to the Lien of the applicable Deed of Trust or to the repair and restoration of the Collateral in accordance with the provisions of this Agreement or to such other application as may be expressly permitted hereunder, and subject to Section 5.6(b) and Section 9.3, such prepayment to be applied to the redemption of the Bonds pursuant to Section 3.01(d) of the Indenture.

                  Such prepayment shall be due and payable in immediately available funds and, if applicable, shall be due and payable no later than 10 a.m. Trustee's local time on the date fixed by the Trustee for redemption of Bonds pursuant to Section 3.01(d) of the Indenture, which date shall be communicated in writing to the Issuer and the Company. In connection with, and as a condition precedent to, any such proposed prepayment, the Company shall deposit with the Trustee an amount equal to the redemption price of all or the applicable part of the Outstanding Bonds and any and all other amounts due and payable hereunder through the date of prepayment and the Company shall deliver such certifications and shall satisfy such conditions as set forth in the Indenture with respect to the redemption of Bonds.


                                   ARTICLE IX

                                   COLLATERAL

                  Section 9.1. Security Documents. The obligations of the Company to the Issuer or the Trustee under this Agreement, according to the terms hereunder, shall be secured as provided in the Security Documents. The Company shall do all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Issuer, the Trustee and the Collateral Agent the security interest in the

Collateral contemplated hereby, by the Indenture and the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Bonds secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected second priority Lien in and on all the Collateral, in favor of the Issuer or Trustee for its benefit and the ratable benefit of the Holders of Bonds and subject to no Liens (other than Liens granted by the Company for purposes of securing its obligations with respect to the Senior Secured Notes, the Credit Facility and Collateral Permitted Liens and any other Liens permitted by the Security Documents).

                  Section 9.2. Recording and Opinions. (a) The Company shall furnish to the Trustee promptly following the execution and delivery of this Agreement an Opinion of Counsel either (i) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                  (b) The Company shall furnish to the Trustee on April 1, in each year beginning with April 1, 2003, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Bonds and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  (c) Each Opinion of Counsel provided for in this Article IX delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Agreement shall be in writing signed by a legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee and shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  Any opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Section 9.3. Release of Collateral.(a) Subject to subsections
(b), (c) and (d) of this Section 9.3, in the event that any Collateral is sold, transferred or otherwise disposed of in accordance with Section 5.6(b), Section 9.3(e), or other transaction permitted by this Agreement (including, without limitation, pursuant to an Excepted Sale) or by the Security Documents, or otherwise pursuant to and in accordance with the Intercreditor Agreement if then in effect, the Collateral shall, concurrently with the disposition of such Collateral, automatically be released from the Lien of the relevant Security Documents, in accordance with the provisions of the Security Documents and the Intercreditor Agreement if then in effect. Upon the request of the Company, pursuant to a Company Opinion of Counsel and an Officer's Certificate certifying that all conditions precedent to such release hereunder and under the Security Documents and the Intercreditor Agreement if then in effect have been met, the Trustee shall (or shall cause the Collateral Agent to) release such Collateral. Upon receipt of such Officer's Certificate, the Trustee shall (or shall cause the Collateral Agency to) (at the sole cost and expense of the Company) execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents.

                  (b) No Collateral shall be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents or the Intercreditor Agreement unless there shall have been delivered to the Trustee the Opinion of Counsel and Officer's Certificate required by this Section 9.3.

                  (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Bond Loan shall have been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Security Documents shall be effective as against the Trustee or the Holders of the Bonds.

                  (d) The release of any Collateral from the terms of this Agreement and the Security Documents shall not be deemed to impair the security under this Agreement in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

                  (e) The Company shall not effect any Approved Sale unless it shall have complied with this Section 9.3(e) with respect thereto. Subject to the provisions of Section 5.7, the Security Documents and the Intercreditor Agreement if then in effect, upon an Approved Sale, the Net Cash Proceeds of the Approved Sale shall be placed in and shall remain in a Pledged Account (which Pledged Account may also secure, on a pari passu basis, Notes Debt to the extent then outstanding) and shall be released to the Company, at any time within 270 days, and at the Company's election, applied (A) to the extent the Company elects (or is so required by the terms of any Indebtedness), to prepay or repay the Credit Facility or (B)(i) to redeem or make other payments in respect of the Series C Preferred Stock, or (ii) to make an investment in replacement properties and assets that will be used in the business of making, processing or distributing steel products, including, without limitation, tin products or other coated steel products and related businesses, and grant in favor of the Trustee for the benefit of the holders of the Bonds a Lien on such replacement properties and assets, which Lien may be subordinated only to senior secured Indebtedness incurred to finance or refinance the acquisition of such replacement properties and assets and may be pari passu with a Lien granted in favor of the Notes Trustee to secure the Notes Debt to the extent the Notes Debt is outstanding or (C) to the extent of the balance of such Net Cash Proceeds after application in accordance with (A) or (B), to prepay the Bond Loan and redeem Bonds in accordance with Section 3.01(d) of the Indenture with respect to the Bonds and, to the extent the Notes Debt is then outstanding, purchase Senior Secured Notes on a pari passu basis in accordance with the Notes Indenture; provided, however, that if the Senior Secured Notes are no longer outstanding at the time of any such redemption as described in this clause (C), the Company shall be required to apply ten percent (10%) of such cash proceeds to prepay the Bond Loan and redeem Bonds.

                  (f) In the event that a Lien on Collateral in favor of the Issuer is to be subordinated in accordance with Section 5.6(b) or Section 9.3(e), the Trustee shall execute and shall, if applicable, direct the Collateral Agent to execute, such a subordination agreement and/or intercreditor agreement, as such lender may reasonably require in order to effect and evidence such Lien subordination.


                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof until such time as all of the Bonds and the fees and expenses of the Issuer, the Trustee and any additional Paying Agents shall have been fully paid or provision has been made for such payments in accordance with the Indenture and satisfactory to the Issuer, the Trustee and any additional Paying Agents. The obligations of the Company pursuant to Sections 4.2(f), 5.3(c)(iii) and 6.2 of this Agreement shall survive termination of this Agreement.

                  Section 10.2. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this

Section 10.2). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

                  If to the Issuer:  City of Weirton,
                                     200 Municipal Plaza,
                                     Weirton, West Virginia 26062,
                                     Attention:  City Manager
                                     Facsimile:

                  If to the Trustee: J.P. Morgan Trust Company,
                                        National Association
                                     One Oxford Centre,
                                     301 Grant Street, Suite 1100
                                     Pittsburgh, Pennsylvania 15219
                                     Attention:  Institutional Trust Service
                                     Facsimile:        (412) 291-2070
                                              or:      (412)291-2071

                  If to the Company: Weirton Steel Corporation
                                     400 Three Springs Drive
                                     Weirton, West Virginia 26062
                                     Attention:  Senior Vice President-
                                                 Finance and Administration
                                     Facsimile:

                  With a copy to:    J.P. Morgan Trust Company,
                                        National Association
                                     Institutional Trust Services
                                     2001 Bryan Street, 9th Floor
                                     Dallas, Texas 75201
                                     Facsimile:

                  Any communication so addressed and mailed shall be deemed to be given on the earliest of (i) when actually delivered, (ii) on the first Business Day after deposit with an overnight air courier service, or (iii) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, the Issuer or the Company, or the Trustee, as the case may be. If given by facsimile, a notice shall be deemed given and received when the facsimile is transmitted to the party's facsimile number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section
10.2. Any party may designate a change of address by written notice to the other parties by giving at least 10 days prior written notice of such change of address.

                  Section 10.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Trustee, the Bondholders and their respective successors and assigns.

                  Section 10.4. Severability; Invalid Provisions. If any provision of any Bond Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Bond Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Bond Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

                  Section 10.5. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund upon expiration or earlier termination of this Agreement, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with Article VI of the Indenture) and the fees and expenses of the Trustee and any additional Paying Agents in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee as the return of an overpayment of the amounts payable hereunder.

                  Section 10.6. Amendments, Changes and Modifications. Subsequent to the issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with Article VI of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, in accordance with the provisions of the Indenture. Notwithstanding anything contained herein or in the Indenture to the contrary, subsequent to the issuance of Bonds and prior to their payment in full, no amendment, change or modification of this Agreement shall become effective unless and until the Trustee shall have received an unqualified opinion of Bond Counsel, satisfactory to the Trustee, that such amendment, change or modification will not adversely affect the exclusion from gross income of Qualified Stated Interest or Original Issue Discount payable on the Bonds for Federal income tax purposes or the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income thereon.

                  Section 10.7. Execution in Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 10.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State without regard to the principal of conflicts of laws.

                  Section 10.9. Limitations on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between the Company and the Issuer with respect to the Bond Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to the Issuer or charged by the Issuer for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Bond Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Bond Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Bond Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Bond Loan and the Bonds by the holder thereof (or, if the Bond Loan and the Bonds have been paid in full, refunded to the Company); and (b) if maturity is accelerated by reason of an election by the Issuer or the Trustee, or in the event of any prepayment, then any consideration which constitutes interest may not include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Bond Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Bond Loan (or, if the Bond Loan and the Bonds have been paid in full, refunded to the Company). The terms and provisions of this Section 10.9 shall control and supersede every other provision of the Bond Documents. The Bond Documents (other than the Intercreditor Agreement and Collateral Agency Agreement) are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit the Issuer to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which the Issuer may contract for, take, reserve, charge or receive under the Bond Documents.

                  Section 10.10. Issuer Shall Not Unreasonable Withhold Consents and Approvals. Wherever in this Agreement it is provided that the Issuer or the Trustee shall, may or must give its approval or consent, or execute supplemental agreements or schedules, the Issuer or the Trustee shall not unreasonably, arbitrarily or unnecessarily withhold, delay or refuse to give such approvals or consents or delay or refuse to execute such supplemental agreements or schedules.

                  Section 10.11. Time is of the Essence. Time is of the essence with respect to this Agreement.

                  Section 10.12. Cumulative Rights. Rights and remedies of the Issuer, the Trustee and any Bondholders under the Bond Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

                  Section 10.13. Exhibits and Schedules. The exhibits and schedules attached to this Agreement, if any, are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

                  Section 10.14. Waiver of Punitive or Consequential Damages. Neither the Issuer nor the Company shall be responsible or liable to each other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Bond Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

                  Section 10.15. Entire Agreement. This Agreement and the other Bond Documents embody the entire agreement and understanding among the Issuer, the Trustee, the Bondholders and the Company and supersede all prior agreements and understandings between or among such parties relating to the subject matter hereof and thereof. Accordingly, the Bond Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements between the parties relating to the subject matter hereof.

                  Section 10.16. Assignment of Trustee. It is understood and agreed that all right, title and interest of the Issuer in and to this Agreement except for rights pursuant to, and amounts payable under, Sections 4.2(b), 6.2 and 7.4 hereof are to be pledged and assigned by the Issuer to the Trustee in trust as security for the Bonds under and pursuant to the Indenture. The Company consents to such pledge and assignment. The Issuer directs the Company, and the Company agrees, to pay or cause to be paid to the Trustee at its corporate trust office listed in Section 10.1 hereof, all payments so assigned pursuant to this Section.

                  Section 10.17. Compliance with Rule 15c2-12. The Company has undertaken in the Continuing Disclosure Agreement to provide ongoing disclosure for the benefit of the Bondholders pursuant to Section (b)(5)(i) of the Securities and Exchange Commission Rule 15c2-12 under the Exchange Act. The Continuing Disclosure Agreement will be assigned by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders. Such assignment is a present absolute assignment and not the assignment of a security interest. The Company's obligations under the Continuing Disclosure Agreement shall be enforceable by any Bondholder and the Trustee.

                  IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials, and the Company has caused this Agreement to be executed in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officers, all of the above occurred as of the date first above written.

[SEAL]                                   CITY OF WEIRTON, WEST VIRGINIA


Attest:                                  By
                                            -----------------------------------
                                                           Mayor



Attest:                                  By
                                            -----------------------------------
                                                         City Manager

By
  -------------------------------
           City Clerk


[SEAL]                                   WEIRTON STEEL CORPORATION


Attest:                                  By
                                            -----------------------------------
                                            Senior Vice President- Finance and
                                            Administration
By
  -------------------------------
           Secretary



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